SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 13, 2005

Meadows Springs, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-25873	71-0915825
(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 7, 11511 Cambie Road, Richmond, B.C. V6X 1L6

 (Address of Principal Executive Offices and  Zip Code)

(604) 306-0033

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Effective September 13, 2005, Meadows Springs, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) with Apollo Resources International, Inc., a Utah corporation (“Apollo”). As part of the Agreement, the Company issued to Apollo 21,000,000 shares of the common stock of the Company, in consideration of the contribution by Apollo to the Company of 8,000 shares of the issued and outstanding common stock of Earth Biofuels, Inc., a Mississippi corporation (“Biofuels”), constituting 80% of the outstanding common stock of Biofuels.  Biofuels’ assets consist primarily of a biodiesel refinery and refueling station. Apollo currently owns approximately 88% of the issued and outstanding shares of the Company.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

The Company has completed an acquisition of assets pursuant to the Agreement described in Item 1.01 above.

Item 3.02.  Unregistered Sales of Equity Securities.

Effective September 13, 2005, the Company entered into the Agreement with Apollo as described in Item 1.01. Pursuant to this Agreement the Company has issued 21,000,000 restricted shares of its common stock to Apollo. Apollo currently owns approximately 88% of the issued and outstanding shares of the Company.

The restricted shares of the Company’s common stock have been issued pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933 and Regulation D promulgated under the Securities Act of 1933.

Item 5.01.  Changes in Control of Registrant.

The Company’s execution of the Agreement described in Item 1.01 above has resulted in a change of control of the Company, by virtue of the share issuance to Apollo.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 13, 2005, the Board of Directors appointed Mr. Dennis McLaughlin to serve on the Board of Directors and serve as Chairman.  In addition, on September 13, 2005 Mr. Tommy Johnson was appointed to serve on the Board of Directors.

Also on September 13, 2005, the Company received the resignations of Mr. Carl Chow as President, CEO and Director and Mr. Herbert Wong as Treasurer, CFO, Secretary and Director. These resignations will take effect on September 29, 2005, which is ten days after the Company’s September 19, 2005 mailing of Schedule 14f-1 to shareholders of the Company at the close of business on September 13.  Schedule 14f-1 was filed with the Securities and Exchange Commission on September 14, 2005.

Item 9.01.  Financial Statements and Exhibits.

Financial statements of Biofuels and consolidated pro forma financial information on the Company following the acquisition of assets pursuant to the Agreement described in Item 1.01 above will be provided in an amendment to this Form 8-K within 71 calendar days of the date of this filing.

Exhibits

Exhibit 10.1 Securities Purchase Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Meadows Springs, Inc.
(Registrant)

Date:	September 20, 2005	By:	/s/	Dennis G. McLaughlin, III
Dennis G. McLaughlin, III Chairman